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                                                                     EXHIBIT 1.1





ASHURST








The Companies Acts 1985 to 1989

Articles of Association of
Protherics Plc

Public Company Limited by Shares


As adopted by Special Resolution passed 18 July 2006


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(No.2459087)







The Companies Acts 1985 to 1989

Articles of Association of
Protherics Plc


Public Company Limited by Shares





                                   PRELIMINARY

1.        INTERPRETATION

          The headings hereto shall not affect the construction hereof, and in these Articles unless there be something in the subject or context inconsistent therewith:

          "ACT" means the Companies Act 1985 and every statutory modification or re-enactment thereof for the time being in force;

          "ADDRESS" in relation to Electronic Communications, includes any number or address used for the purpose of such communications;

          "THESE ARTICLES" means these Articles of Association or other articles of association of the Company from time to time in force;

          "AUDITORS" means the Auditors for the time being of the Company;

          "COMMUNICATION" shall have the same meaning as in the Electronic Communications Act;

          "DIRECTORS" means the directors for the time being of the Company;

          "DIVIDEND" includes bonus;

          "ELECTRONIC COMMUNICATION" shall have the same meaning as in the Electronic Communications Act

          "ELECTRONIC COMMUNICATIONS ACT" shall mean the Electronic Communications Act 2000;


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          "FINANCIAL SERVICES AUTHORITY" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

          "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

          "MEMBER" means a member of the Company;

          "MONTH" means calendar month;

          "NOTICE" means notice in writing or by Electronic Communication to an address for the time being notified for that purpose to the person giving that notice;

          "OFFICE" means the registered office for the time being of the Company;

          "PAID-UP" includes credited as paid up;

          "PROPERLY AUTHENTICATED DEMATERIALISED INSTRUCTION" shall have the same meaning as in the Regulations;

          "REGISTER" means the Register of Members to be kept pursuant to
          Section 352 of the Act;

          "REGULATIONS" means the Uncertificated Securities Regulations 2001;

          "RELEVANT SYSTEM" means the computer-based system and procedures which enable title to shares to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters in accordance with the Regulations;

          "SEAL" means the common seal of the Company or any official or securities seal that the Company may have or be permitted to have under the Statutes;

          "SECRETARY" includes an assistant or deputy secretary, and any person appointed by the Directors to perform the duties of the Secretary;

          "SIGNED OR SIGNATURE" includes reference to a document being executed under hand or under seal or by any other method and, if the case may be, to it bearing an electronic signature;

          "STATUTE" means the Act, the Companies Act 1989, the Regulations, the Electronic Communications Act, and every other statute or subordinate legislation for the time being in force concerning companies and affecting the Company including every amendment or re-enactment (with or without amendment) thereof for the time being in force;

          "THE STOCK EXCHANGE" means the London Stock Exchange plc;

          "TREASURY SHARES" means qualifying shares (within the meaning of section 162(4) of the Act) held by the Company under section 162(A)(1)(a) of the Act;

          "UNITED KINGDOM" means Great Britain and Northern Ireland; and

          "IN WRITING" and "WRITTEN" includes printing, lithography, and other modes of representing and reproducing words in a visible form and also (but only to the extent that (a) the Directors so resolve, either generally or in relation to a particularly category, or particular categories of documentation and (b) the recipient (if not the Company) has requested or agreed to such form) any Electronic Communication, or anything partly in one of these forms and partly in another;

          Words importing the singular number only include the plural number and vice versa.


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          Words importing the masculine gender only include the feminine gender.

          Words importing persons include corporations.

          Any reference herein to the provisions of any statute or of any subordinate legislation shall include any amendment or re-enactment (with or without amendment) thereof for the time being in force.

          Words and expressions defined in the Act shall, unless the context otherwise requires, have the same meanings in these Articles.

          A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

          References herein to a share being in certified form are references to that share being an uncertified unit of a security.

          Headings to these Articles are for convenience only and shall not affect construction.

2.        TABLE "A" NOT TO APPLY

          None of the regulations contained in Table "A" in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended shall apply to the Company except so far as embodied in any of the following Articles, which shall be the regulations for the management of the Company.

                                  SHARE CAPITAL

3.        SHARE CAPITAL

          The capital of the Company at the date of adoption of these Articles as the articles of association of the Company is Pound
          Sterling7,400,000 divided into 370,000,000 Ordinary Shares of 2 pence each.

4.        ALLOTMENT OF SHARES

          Subject to the authority of the Company in General Meeting required by the Act, the Directors shall have unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as the directors may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

5.        SHARES MAY BE ISSUED SUBJECT TO DIFFERENT CONDITIONS AS TO CALLS

          The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of Calls to be paid and the time of payment of such Calls.

6.        INSTALMENTS ON SHARES TO BE DULY PAID

          If by the conditions of allotment of any share the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share.



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7.        LIABILITY OF JOINT HOLDERS OF SHARES

          The joint holders of a share shall be severally as well as jointly liable for payment of all instalments and Calls in respect of such share and any one of such persons may give an effectual receipt for any return of capital payable in respect of such share.

8.        PAYMENT OF COMMISSION

          In addition to all other powers of paying commissions, the Company may exercise the powers conferred by the Act of paying commissions to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Such commission may be satisfied by payment of cash or (with the sanction of an Ordinary Resolution of the Company) the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

9.        TRUSTS NOT RECOGNISED

          Save as herein otherwise provided or as by the Act otherwise required the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not except as ordered by a Court of competent jurisdiction or by law required be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10.       FINANCIAL ASSISTANCE

          The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

11.       ALLOTMENT AT A DISCOUNT

          The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

                                  CERTIFICATES

12.       UNCERTIFICATED SHARES

12.1 Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. Notwithstanding any provisions of these Articles, the Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned). No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.

12.2 Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).



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12.3      The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

12.4 A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated or uncertificated shares.

12.5 The Company shall be entitled, in accordance with regulation 32(2)(c) of the Regulations, to require the conversion of an uncertificated share into certificated form to enable it to deal with that share in accordance with any provision in these Articles.

12.6 The provisions of Articles 13 to 16 inclusive shall not apply to uncertificated shares.

13.       MEMBERS RIGHT TO CERTIFICATES

          Subject to Article 12, every person (other than a recognised clearing house (within the meaning of the Financial Services and Markets Act
          2000) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) upon becoming the holder of a certificated share and whose name is entered as a Member on the Register shall be entitled within the time specified by the Act and without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares registered in his name, or in the case of shares of more than one class being, registered in his name, to a separate certificate for each class of certificated share so registered, and where a Member (except such a clearing house or nominee) transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of certificated shares of that class retained by him and registered in his name. Every such certificate of shares shall specify the number and class and the distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class. If any Member shall require additional certificates he shall pay for each additional certificate such sum (if any) not exceeding 5p as the Directors shall determine.

14.       AS TO ISSUE OF A NEW CERTIFICATE IN PLACE OF ONE DEFACED, LOST OR
          DESTROYED

          If any certificate be worn out or defaced then upon delivery thereof to the Directors they may order the same to be cancelled, and may issue a new certificate in lieu thereof, and if any certificate be worn out, lost or destroyed, then, upon proof thereof to the satisfaction of the Directors and on such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such worn out, lost or destroyed certificate.

15.       COSTS

          Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company of preparing any such indemnity and security as is referred to in that Article.


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16.       TO WHICH OF THE JOINT HOLDERS CERTIFICATES TO BE ISSUED

          The Company shall not be bound to issue more than one certificate in respect of shares registered in the names of two or more persons and such certificates shall be delivered to the person first named on the Register in respect of such shares.

                                 CALLS ON SHARES

17.       CALLS

          The Directors may, subject to the terms of allotment thereof, from time to time make such Calls as they think fit upon the Members in respect of all moneys unpaid on the shares held by them respectively provided that fourteen days' notice at least be given to each Call and each Member shall pay the amount of each Call so made upon him to the person and at the time and place specified by the Directors in the said notice. A call may be revoked or postponed in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

18.       MAY BE PAYABLE BY INSTALMENTS, ETC

          A Call may be made payable by instalments and may, at any time before receipt by the Company of a sum due thereunder, be either revoked or postponed in whole or in part.

19.       WHEN CALL DEEMED TO HAVE BEEN MADE

19.1 A Call shall be deemed to have been made at the time when the resolution of the Directors authorising such Call was passed.

19.2 If by the terms of any prospectus or by the conditions of allotment any amount is payable in respect of any shares by instalments, every such instalment shall be payable as if it were a Call duly made by the Directors of which due notice had been given.

20.       WHEN INTEREST ON CALLS OR INSTALMENT PAYABLE

          If the sum payable in respect of any Call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the Call shall have been made, or the instalment shall be due, shall pay interest for the same at such rate as may be fixed by the terms of allotment of the share or if no rate is fixed, at the appropriate rate (as defined by Section 107 of the Act) from the time appointed for payment thereof until the actual payment thereof, and shall not receive any dividend in respect of the amount unpaid.

21.       PAYMENT OF CALLS IN ADVANCE

          The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money paid in advance, or so much thereof as from time to time exceeds the amount of the Calls then made upon the shares in respect of which such advance shall have been made, the Company may pay interest at such rate (not exceeding, without the sanction of the Company given by Ordinary Resolution, the appropriate rate aforesaid) as the Member paying such sum in advance and the Directors agree upon.

22.       SUMS DUE ON ALLOTMENT TO BE TREATED AS CALLS

          Any sum which by or pursuant to the terms of allotment of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a Call duly


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          made and payable on the date on which by or pursuant to the terms of allotment the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a Call duly made and notified.

23.       LIABILITY OF JOINT HOLDERS

          The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.       POWER TO DIFFERENTIATE BETWEEN HOLDERS

          The Directors may, on the issue of shares, differentiate between the holders of such shares as regards the amounts of calls to be paid and the times of payment of such calls.

                               FORFEITURE AND LIEN

25.       IF CALL OR INSTALMENTS NOT PAID NOTICE MAY BE GIVEN

          If any Member fails to pay any Call or instalment in full on or before the day appointed for the payment of the same, the Directors may at any time thereafter during such time as the Call or instalment or any part thereof remains unpaid, serve a notice on such Member requiring him to pay so much of the call or instalment as is unpaid together with any interest that may have accrued thereon and all expenses incurred by the Company by reason of such non-payment.

26.       FORM OF NOTICE

          The notice shall name a day (not being less than fourteen days from the date of the notice) and a place on and at which such Call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the Call was made or instalment is payable will be liable to be forfeited.

27.       IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED

          If the requirements of any such notice as aforesaid shall be not complied with, any shares in respect of which such notice shall have been given may at any time thereafter, and before payment of all Calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any share liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

28.       FORFEITED SHARES TO BECOME THE PROPERTY OF COMPANY

          When any Share has been forfeited or surrendered notice of the forfeiture or surrender shall be served upon the person who was before forfeiture the holder of the share or any person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice as aforesaid. Any share so forfeited or surrendered shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Directors may within three years of such forfeiture or surrender sell, re-allot, or otherwise dispose of the same in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as they think fit either to the person who was before the forfeiture or surrender the holder thereof, or to any other person, and either with or without any past or accruing dividends, and in the case of re-allotment, with or without any money


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          paid thereon by the former holder being credited as paid up thereon.
          Any share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Act. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the share so sold or otherwise disposed of to, or in accordance with the directions of, the buyer thereof or other person becoming entitled thereto.

29.       POWER TO ANNUL FORFEITURE

          The Directors may at any time, before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such conditions as they think fit.

30.       ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

          Any Member whose shares have been forfeited or surrendered shall thereupon cease to be a member in respect of such shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares but shall notwithstanding be liable to pay, and shall forthwith pay to the Company all Calls, instalments, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender together with interest thereon, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the shares or, if no rate is so fixed, at the appropriate rate aforesaid, and the Directors may enforce payment thereof if they think fit but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, waive the payment of such interest or any part thereof. The Company may enforce payment of such monies without being under any obligation to make any allowance for the value of the shares forfeited or surrendered or for any consideration received on their disposal.

31.       COMPANY'S LIEN ON SHARES

          The Company shall have a first and paramount lien upon all the shares, other than fully paid-up shares, registered in the name of each Member (whether solely or jointly with other persons) for any amount payable in respect of such shares, whether the period for payment thereof shall have actually arrived or not and such lien shall apply to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such share and the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article.

32.       AS TO ENFORCING LIEN BY SALE

          For the purpose of enforcing such lien, the Directors may sell the shares subject thereto, in such manner as they think fit, but no such sale shall be made until such period as aforesaid shall have arrived and until notice in writing (i) stating, and demanding payment of, the sum payable and (ii) giving notice of the intention to sell in default of such payment shall have been served on the registered holder for the time being of the share, (or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law) and default shall have been made by him in the payment of such amounts payable for seven days after such notice.

33.       APPLICATION OF PROCEEDS OF SALE

          The net proceeds to any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is


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          presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Member or the person (if any) entitled by transmission to the shares. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions, of the buyer.

34.       VALIDITY OF SALE AFTER FORFEITURE OR FOR ENFORCING LIEN

          Upon any sale or re-allotment after forfeiture or upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given, the Directors may in the case of a sale nominate some person to execute a transfer of the shares sold in the name and on behalf of the registered holder or his executors or administrators and may in any case cause the name of the purchaser or allottee to be entered in the Register in respect of the shares sold or re-allotted, and the purchaser or allottee shall not be bound to see to the regularity of the proceedings or to the application of the purchase or subscription money, and after his name has been entered in the Register in respect of such shares the validity of the sale or forfeiture shall not be impeached by any person and the remedy of any person aggrieved by the sale or forfeiture shall be in damages only and against the Company exclusively.

35.       STATUTORY DECLARATION

          A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in the case of certificated shares, the share certificate delivered to a buyer or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

36.       TRANSFERS OF UNCERTIFICATED SHARES

          All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Article 12.

37.       FORM OF TRANSFER

          The instrument of transfer of any certificated share in the Company shall be in the usual common form or in such other form as shall be approved by the Directors, and shall be signed by or on behalf of the transferor and (in the cased of a transfer of a partly paid share) by the transferee. In relation to the transfer of any share (whether a certificated or uncertificated share) the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and when registered the instrument of transfer shall be retained by the Company.

38.       RESTRAINT ON TRANSFER

          The Directors may, in their absolute discretion and without assigning any further reason therefore, refuse to register any share transfer unless:

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          (a)  it is in respect of a fully paid share (whether certificated or uncertificated);

          (b) it is in respect of a share on which the Company does not have a lien;

          (c)  it is in respect of only one class of shares;

          (d) it is in favour of not more than four joint holders as transferees; or

          (e) the conditions referred to in the next succeeding Article have been satisfied in respect thereof,

          provided that where any shares which are not fully paid are admitted to the Official List of the Financial Services Authority, the discretion referred to in this article in respect of shares which are not fully paid shall not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

39.       REGISTRATION OF TRANSFER

          In relation to a certificated share, the Directors may decline to recognise any instrument of transfer unless the instrument of transfer is left at the Office, or at such other place as the Directors may from time to time determine, to be registered accompanied by the certificate of the shares comprised thereon, and such evidence as the Directors may reasonably require to prove the title of the transferor, and the due execution by him of the transfer or, if transfer is executed by some other person on his behalf the authority of that person so to do and thereupon the Directors, subject to the power vested in them by the last preceding Article, shall register the transferee as the holder.

40.       NOTICE OF REFUSAL TO REGISTER

          If the Directors refuse to register a transfer they shall, in the case of certificated shares, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud) return to him the instrument of transfer or, in the case of uncertificated shares, notify such person as may be required by the Regulations and the requirements of the relevant system concerned. All instruments of transfer which are registered may be retained by the Company.

41.       FEES ON REGISTRATION

          No fee shall be payable for registering any transfer, probate, letters of administration, certificate of marriage or death, power of attorney, renunciation of a renounceable letter of allotment, stop notice or other document or instruction relating to or affecting the title to any shares or the right to transfer the same.

42.       SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER

          The registration of transfers may be suspended at such times and for such period as the Directors may from time to time determine and either generally or in respect of any class of shares provided that the Register shall not be closed for more than thirty days in any year.

43.       LOCATION OF INSTRUMENTS OF TRANSFER

          All instruments of transfer which are registered shall, subject to
          Article 180(c), be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in the case of fraud) be returned to the person depositing the same.

                             TRANSMISSION OF SHARES

44.       REPRESENTATIVES OF INTEREST OF DECEASED MEMBERS

          The executors or administrators of a deceased Member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but in the case of shares hold by more than one person, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as being entitled to such shares.; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him.

45.       EVIDENCE IN CASE OF DEATH OR BANKRUPTCY

          Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or otherwise by operation of law may, upon such evidence being produced as may be required by the Directors, elect in writing either to be registered as a member (in respect of which registration no fee shall be payable) by giving notice in writing to that effect or, without being so registered, execute a transfer to some other person who shall be registered as a transferee of such share and the execution of such transfer shall signify his election as aforesaid, but the Directors shall in either case have the like power of declining or refusing to register such transfer as is provided with respect to ordinary transfers. The Directors may at any time give notice requiring any such person to elect as aforesaid and if such notice is not complied with within 60 days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until compliance therewith.

46.       RESTRICTIONS ON ELECTION

          If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member or other event had not occurred and the notice or transfer were a transfer signed by the Member registered as the holder of any such share.

47.       RIGHTS AS TO DIVIDENDS AND VOTING

          Any person becoming entitled to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares, except that he shall not, unless and until he is registered as a Member in respect of the share, be entitled in respect of it to receive notices of or to exercise any rights conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company).

                    CONSOLIDATION AND SUB-DIVISION OF SHARES

48.       CONSOLIDATION

          The Company may by Ordinary Resolution consolidate its shares, or any of them, into shares of a larger amount.

49.       SUB-DIVISION

          The Company may by Ordinary Resolution sub-divide its shares, or any of them, into shares of a smaller amount, and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preferred or other advantage as regards dividend, capital, voting or otherwise over or shall have such deferred rights or be subject to such restrictions as compared with the other or others as the Company has power to attach to shares upon the allotment thereof.

50.       FRACTIONS

          Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation or sub-division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof save for individual entitlements (net of expenses) not exceeding L 3 which may be retained for the benefit of the Company. For the purpose of giving effect to any such sale the Directors may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or make such other arrangements as are compatible with the relevant system concerned or, in either case, in accordance with the directions of the buyer thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by an irregularity or invalidity in the proceedings in reference to the sale. For the purpose of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

                         CONVERSION OF SHARES INTO STOCK

51.       PAID UP SHARES CONVERTIBLE INTO STOCK

          The Company may by Ordinary Resolution convert any fully paid up shares into stock of the same class as the shares which shall be so converted, and reconvert such stock into fully paid up shares of the same class and of any denomination.

52.       TRANSFER OF STOCK

          When any shares have been converted into stock, the several holders of such stock may thenceforth transfer their respective interest therein, or any part of such interests, in the same manner and subject to the same regulations as and subject to which any shares in the capital of the Company may be transferred, or as near thereto as the circumstances admit, but the Directors may from time to time fix the minimum amount of stock transferable (which minimum shall not exceed the nominal amount of the shares from which the stock arose), and direct that fractions of that minimum shall not be transferred, but with power at their discretion to waive such rules in any particular case.

53.       PRIVILEGE OF STOCKHOLDERS

          The several holders of such stock shall be entitled to participate in the dividends and profits of the Company according to the class of stock and the amounts of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as would have been conferred by shares of the same class of equal amount in the capital of the Company, but so that none of such privileges or advantages, except the participation in the dividends and profits of the Company and in the assets of the Company on a winding-up shall be conferred by any such amounts of stock as would not, if existing in the shares, have conferred such privileges or advantages.

54.       DEFINITIONS

          All such provisions of these Articles relating to shares as are applicable to fully paid-up shares shall apply to stock, and in all such provisions the words "shares" and "shareholder" shall include "stock" and "stockholder". No such conversion shall affect or prejudice any preference or other special privilege.

                        INCREASE OR REDUCTION OF CAPITAL

55.       INCREASE OF CAPITAL

          The Company may, from time to time, by Ordinary Resolution, increase the capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution may prescribe. Subject to such privileges, priorities, or conditions as are or may be attached thereto, all new shares shall be subject to the same provisions in all respects as if they had been part of the original capital.

56.       POWER TO ATTACH RIGHTS AND ISSUE REDEEMABLE SHARES

          Any new shares in the capital of the Company may be allotted with such preferential right to dividend and such priority in the distribution of assets, or subject to such postponement of dividends or in the distribution of assets, and with or subject to such preferential or limited or qualified right of voting at General Meetings as the Company may from time to time by Ordinary Resolution determine, or, if no such determination be made, as the Directors shall determine, but so that the rights attached to any issued shares as a class shall not be varied except with the consent of the holders thereof duly given under the provisions of these Articles. Subject as aforesaid any shares in the capital of the Company may be issued on the terms that they are, or, at the option of the Company, are to be liable to be redeemed.

57.       REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES

57.1 The Company may from time to time by Special Resolution reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by law. The Company may also by Ordinary Resolution cancel any shares not taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal value of the shares so cancelled.

57.2 The Company may purchase its own shares (including any redeemable shares) provided that if at the relevant date proposed for approval of the proposed purchase there shall be in issue any shares of a class entitling the holders thereof to convert into Ordinary Shares in the capital of the Company then no such purchase shall take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting (or meetings if there is more than one class) of the holders of any such class of convertible shares.

                                GENERAL MEETINGS

58.       ANNUAL GENERAL MEETING

          The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as may be determined by the Directors.

59.       EXTRAORDINARY GENERAL MEETING

          All General Meetings of the Company other than Annual General Meetings shall be called Extraordinary General Meetings.

60.       WHEN EXTRAORDINARY GENERAL MEETING TO BE CALLED

          The Directors may, whenever they think fit, convene an Extraordinary General Meeting of the Company, and Extraordinary General Meetings shall also be convened on such requisition or in default may be convened by such requisitions as provided by the Act. Any meeting convened under this Article by requisitions shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Directors. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, the Directors in the United Kingdom capable of acting may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

61.       NOTICE OF MEETINGS

          An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution shall be called by not less than 21 days' notice, and all other Extraordinary General Meetings of the Company shall be called by not less than 14 days' notice. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and hour of meeting, and in case of special business the general nature of such business. The notice shall be given to the Members, other than such as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive notice from the Company, to the Directors and to the Auditors. A notice calling an Annual General Meeting shall specify the meeting as such and the notice convening a meeting to pass a Special Resolution or an Extraordinary Resolution as the case may be shall specify the intention to propose the Resolution as such.

62.       MEETINGS AT SHORT NOTICE

          A General Meeting shall, notwithstanding that it is called by shorter notice than that specified in the immediately preceding Article, be deemed to have been duly called if it is so agreed by such Members as are prescribed in that behalf by the Act.

63.       PROXIES

          In every notice calling a meeting of the Company or any class of the Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not also be a Member.

64.       OMISSION TO SEND NOTICE

          The accidental omission to give notice of a meeting, or to issue an invitation to appoint a proxy with a notice where required by these Articles, to any person entitled to receive notice, or the non-receipt of notice of a meeting or of an invitation to appoint a proxy by any such person, shall not invalidate the proceedings at any General Meeting.

65.       POSTPONEMENT OF GENERAL MEETINGS

          If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting on the date or at the time or place specified in the notice calling the General Meeting, they may postpone the general meeting to another date, time and/or place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

66.       BUSINESS OF ANNUAL GENERAL MEETING

          The business of an Annual General Meeting shall be to receive and consider the profit and loss account, the balance sheet and reports of the Directors and of the Auditors, and the document required by law to be annexed to the Balance Sheet, to elect Directors and Officers in the place of those retiring by rotation or otherwise or ceasing to hold office pursuant to Article 101 and to fix their remuneration if required, to declare dividends, to appoint the Auditors (when Special Notice of the Resolution for such appointment is not required by the
          Act) and to fix, or determine the manner of the fixing of, their remuneration.

67.       SPECIAL BUSINESS

          All other business transacted at an Annual General Meeting and all business transacted at an Extraordinary General Meeting shall be deemed special.

68.       SPECIAL NOTICE

          Where by any provision contained in the Act special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to its Members, subject as in these Articles provided, notice of any such resolution as provided by the Act.

69.       QUORUM

          Subject to the provisions of Article 71 in respect of adjourned meetings, for all purposes the quorum for a General Meeting shall be not less than two Members present in person or by proxy and entitled to vote.

70.       QUORUM TO BE PRESENT

          No business shall be transacted at any General Meeting unless the quorum requisite shall be present when the meeting proceeds to business. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

71.       PROCEEDINGS IF QUORUM NOT PRESENT

          If within half an hour from the time appointed for the meeting a quorum be not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. If any other case it shall stand adjourned to such time (being not less than 14 days nor more than 28 days thence) and place as the Chairman shall appoint. At any such adjourned meeting the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. The Company shall give not less than seven clear days' notice of any meeting adjourned for the want of a quorum and the notice shall state that the Member or Members present as aforesaid shall form a quorum.

72.       ARRANGEMENTS FOR SIMULTANEOUS ATTENDANCE, SECURITY AND ORDERLY CONDUCT

72.1 In the case of any general meeting, the Directors may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the "Principal Place"), make arrangements for simultaneous attendance and participation at other places by Members and proxies and others entitled to attend the general meeting but excluded from the Principal Place under the provisions of this Article.

72.2 Such arrangements for simultaneous attendance at the general meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any Members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these Articles any such general meeting shall be treated as being held and taking place at the Principal Place.

72.3 The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies and others entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place. The entitlement of any Member or proxy or other person entitled to attend a general meeting at the Principal Place shall be subject to such arrangements as may for the time being be in force whether stated in the notice of the general meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the general meeting.

72.4 The Directors or the chairman of the meeting or any person authorised by the Directors may direct that Members, proxies or corporate representatives wishing to attend any general meeting or anyone else permitted by the chairman of the meeting to attend should submit to such searches or other security arrangements or restrictions (including, without limitation, restrictions on items of personal property which may be taken into the meeting) as the Directors or the chairman of the meeting or such person authorised by the Directors shall consider appropriate in the circumstances. Such persons shall be entitled in their absolute discretion to refuse entry to, or to eject from, such general meeting any such person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

72.5 The Directors or the chairman of the meeting or any person authorised by the Directors may, at any meeting, take such action as is thought fit to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman of the meeting's decision on matters of procedure or matters arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

73.       CHAIRMAN

          The Chairman (if any) of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman, of if at any meeting he be not present within 15 minutes after the time appointed for holding the meeting, or be unwilling to act, the Directors present shall select one of their number to be Chairman, and that failing, the Members present and entitled to vote shall choose someone of their number to be Chairman.

74.       POWER TO ADJOURN

74.1 The Chairman of the meeting may, at any time without the consent of the meeting, adjourn any meeting (whether or not it has commenced or has already been adjourned or a quorum is present) either sine die or to another time or place where it appears to him that (i) the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (ii) the conduct of any persons prevents or is likely to prevent the orderly continuation of business or (iii) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

74.2 The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time or sine die and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

75.       DIRECTORS' RIGHT TO ATTEND AND SPEAK

          Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the Company whom the chairman of the meeting considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

76.       AMENDMENTS TO RESOLUTIONS

          If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon.

77.       WHEN NOTICE OF ADJOURNED MEETING TO BE GIVEN

          Whenever a meeting is adjourned for 28 days or more or sine die, seven clear days' notice in writing at the least specifying the place, the day and hour of the adjourned meeting shall be given to the Members subject as and in the manner herein mentioned, to the Directors and to the Auditors, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Subject to Article 77 and save as aforesaid it shall not be necessary to give any notice of an adjournment.

78.       HOW QUESTIONS TO BE DECIDED AT MEETINGS

          At any General Meeting, a resolution put to the vote of the meeting shall be decided by a show of hands unless (before, or upon the declaration of the result of, the show of hands) a poll be duly demanded, in accordance with the provisions of these Articles, and unless a poll be so demanded a declaration by the Chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

79.       CASTING VOTE

          In the case of an equality of votes the Chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the votes to which he may be entitled as a Member.

80.       WHO MAY DEMAND A POLL

          A poll may be demanded upon any question by the Chairman or by not less than five Members present in person or by proxy and entitled to vote or by a Member or Members present in person or by proxy representing not less than one-tenth of the total voting rights of all the Members having the like right to vote at the meeting (excluding any voting rights attached to any shares in the Company held as treasury shares) or by a Member or Members holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

81.       POLL DEMANDED BY PROXY

          A valid instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, and for the purposes of the immediately preceding Article, a demand by a proxy for a Member or other persons entitled to vote shall be deemed to be a demand by that Member or other person.

82.       HOW POLL TO BE TAKEN

          Subject to the provisions of the next succeeding Article hereof, if a poll is demanded as aforesaid it shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment (but not more than 30 days after the date of the meeting or adjourned meeting at which the poll was demanded). The Chairman may appoint scrutineers and fix a time and place for declaring the result of the poll, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. No notice need be given of a poll not taken immediately. The demand for a poll may be withdrawn with the consent of the Chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

83.       IN WHAT CASES POLL TAKEN WITHOUT ADJOURNMENT

          Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

84.       BUSINESS MAY PROCEED NOTWITHSTANDING DEMAND OF A POLL

          The demand of a poll shall not prevent the continuing of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                                     VOTING

85.       VOTES OF MEMBERS

          Subject to any special terms as to voting upon which any shares may have been issued, or may for the time being be held, every Member present in person shall upon a show of hands have one vote and every Member present in person or by proxy shall upon a poll have one vote for every share held by him.

86.       VOTING ON BEHALF OF INCAPABLE MEMBERS

          A Member in respect of whom an order has been made by any court having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised on his behalf by that court, and such receiver, curator bonis or other person may, on a poll, vote by proxy, provided that evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote has been delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery of appointments of proxy) not later than the last time at which an appointment of a proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

87.       JOINT OWNERS

          If two or more persons are jointly entitled to shares for the time being conferring a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting, either personally or by proxy, the Member whose name stands first on the Register as one of the holders of such shares, and no other, shall be entitled to vote in respect of the same.

88.       WHEN MEMBERS NOT TO VOTE

          No Member shall, unless the Directors otherwise determine, be entitled to be present or to vote, either in person or by proxy, at any General Meeting or upon any poll, or to exercise any privilege as a Member in relation to Meetings of the Company in respect of any shares held by him if either:

          (a) any Calls or other moneys due and payable in respect of those shares remain unpaid; or

          (b) a direction notice is in force by virtue of Article 183 of these Articles (default in complying with a notice under Section 212 of the Act).

89.       OBJECTIONS TO AND ERRORS IN VOTING

          No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, a vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered (or at which the error occurs), and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

90.       VOTING PERSONALLY OR BY PROXY

          On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way. The appointment of a proxy shall be in writing in the usual form, by Electronic Communication, or such other form as shall be approved by the Directors, under the hand of the appointor or his duly constituted attorney; or if such appointor is a corporation, under its Common Seal or signed on its behalf by an attorney or a duly authorised officer of the corporation. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit of appointment of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

91.       AS TO DEPOSIT OF PROXY

91.1      The appointment of a proxy shall:

          (a) in the case of an appointment which is not contained in an Electronic Communication, be deposited at the office or at such other place or one of such places (if any) within the United Kingdom as is or are specified for that purpose in or by way of note to the notice convening the meeting or in any document accompanying such notice; or

          (b) in the case of an appointment contained in an Electronic Communication, including an appointment completed on-line where the Directors so resolve to make such facility available where an address has been specified for the purpose of receiving Electronic Communications (including for the purpose of any on-line appointment) in the notice convening the meeting or in any other document accompanying such notice, or in any invitation contained in an Electronic Communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote (or, in the case of a meeting adjourned for 48 hours or any shorter time specified in the notice), delivered at the adjourned meeting or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than 24 hours (or any shorter time specified in the notice) before the time appointed for the taking of the poll at which it is to be used, and in default the appointment of a proxy shall not be treated as valid. Whether (a) or (b) above shall apply, failing previous registration with the Company, the power of attorney or other authority, if any, under which the appointment of proxy is executed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power of attorney, or a copy certified in some other manner approved by the Directors, shall also be deposited or received at the Office or at such other place in accordance with
          (a) above not later than the time by which the appointment of proxy is required to be deposited or (as the case may be) received in accordance with this Article.

91.2 Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an Electronic Communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of , any such Uncertificated Proxy Instruction to be made by like means. Notwithstanding any other provision of these Articles, the Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

91.3      An appointment of a proxy and any other instrument referred to in
          Article 91.1 shall be deemed to have been validly deposited or received at the Office or at such other place specified in accordance with Article 91.1 if the instrument is received at such place by facsimile transmission within the period of time specified by Article 91.1, provided that the original instrument in the same form as the instrument received by facsimile transmission and any other such document is deposited at the place at which the facsimile transmission was received not less than twenty-four hours before the time appointed for the Meeting or adjourned Meeting or the holding of a poll subsequently at which the vote is to be used.

91.4 From time to time the Directors may (consistently with the Statutes and these Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general, or specific to a particular meeting. Without limitation, any such regulations and procedures may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating to:

          (a) the appointment or revocation, or purported appointment or revocation, of a proxy; and/or

          (b) any instruction contained or allegedly contained in any such appointment.

91.5 The Directors may from time to time modify or revoke any such regulations and procedures as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any vote instructions shall thereby be rendered invalid.

91.6 To the extent permitted by law, each of the Directors, the Secretary and each person employed or, directly or indirectly, retained or used by the Company in the processes of receiving and validating the appointment and revocation of proxies shall not be liable to any persons other than the Company in respect of any acts or omissions (including negligence) occurring in the execution or purported execution of his tasks relating to such processes, provided that he shall have no such immunity in respect of any act done or omitted to be done in bad faith.

91.7 If two or more valid but differing appointments of a proxy are delivered or (in the case of Electronic Communication) received in accordance with Article 91.1 in respect of the same share for use at the same meeting, the one which is last delivered or, as the case may be, received as aforesaid (regardless of its date, its date of sending or the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was delivered or received last, none of them shall be treated as valid in respect of that share.

92.       AS TO VALIDITY OF PROXY

          An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No appointment of a proxy shall be valid after the expiry of 12 months from the date of its receipt in accordance with Article 91 except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within 12 months from that date.

93.       AUTHORITY OF PROXIES TO CALL FOR A POLL

          The appointment of a proxy shall be deemed to confer authority on the proxy to demand or join in demanding a poll.

94.       WHEN VOTES BY PROXY VALID THROUGH AUTHORITY REVOKED

          A vote given or poll demanded in accordance with the terms of an appointment of a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or the authority of the person voting or demanding a poll, provided that no intimation in writing of the death, or insanity, revocation or transfer shall have been received at the Office or such other place as is specified for depositing the appointment of a proxy or, where the appointment of the proxy was contained in an Electronic Communication, at the address at which such appointment was duly received or by the means of communication by which such appointment was received, in each case in accordance with Article 91, before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

                               VARIATION OF RIGHTS

95.       CONSENT TO VARIATION

          If at any time the capital is divided into different classes of shares all or any of the rights or privileges attached to any class may be varied (a) in such manner (if any) as may be provided by such rights, or (b) in the absence of any such provision either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issues shares of that class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the issued shares of that class, but not otherwise. The creation or issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last mentioned shares as a class) be deemed to be a variation of the rights of such shares.

96.       PROCEEDINGS AT MEETING OF CLASSES OF MEMBERS

          Any meeting for the purpose of the last preceding Article shall be convened and conducted in all respects as nearly as possible in the same way as an Extraordinary General Meeting of the Company, provided that no Member, not being a Director, shall be entitled to notice thereof or to attend thereat unless he be a holder of shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution, and that no vote shall be given except in respect of a share of that class, and that the quorum at any such meeting shall be two persons at least present holding or representing by proxy at least one-third in nominal value of the issued shares of the class, and at an adjourned meeting one person holding shares of the class in question or his proxy and that a poll may be demanded in writing by any Member present in person or by proxy and entitled to vote at the meeting.

                          DIRECTORS AND OTHER OFFICERS

97.       NUMBER OF DIRECTORS

          Unless and until otherwise determined by the Company in General Meeting pursuant to Article 128 the number of Directors shall not be more than fifteen nor less than three. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a General Meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two shareholders may summon a General Meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of these Articles) hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

98.       REMUNERATION OF DIRECTORS

          The Directors shall be paid out of the funds of the Company by way of fees for their services an aggregate sum not exceeding L 200,000 per annum or such other annual sum decided on by the Company in General Meeting. The Directors shall also receive by way of additional fees such further sums (if any) as the Company in General Meeting may from time to time determine. Such fees and additional fees shall be divided among the Directors in such proportion and manner as they may determine and in default of determination equally. The provisions of this Article shall not apply to the remuneration of any Managing Director or Executive Director which shall be determined pursuant to the provisions of Article 105 hereof.

99.       TRAVELLING AND HOTEL EXPENSES AND SPECIAL REMUNERATIONS

          The Directors shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors including any expenses incurred in attending Meetings of the Board or of Committee of the Board or General Meetings and if in the opinion of the Directors it is desirable that any of their number should make any special journeys or perform any special services on behalf of the Company or its business, such Director or Directors may be paid such reasonable additional remuneration and expenses therefore as the Directors may from time to time determine.

100. QUALIFICATION, DIRECTORS ENTITLED TO ATTEND AT GENERAL MEETINGS AND SEPARATE GENERAL MEETINGS

          A Director shall not require a share qualification. A Director shall be entitled to receive notice of and attend and speak at all General Meetings of the Company and at all Separate General Meetings of the holders of any class of shares in the capital of the Company.

101.      DIRECTORS TO HAVE POWER TO FILL CASUAL VACANCIES

          Without prejudice to the power of the Company pursuant to these Articles the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provision of these Articles, any Director so appointed shall hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting, and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

                               ALTERNATE DIRECTORS

102.      APPOINTMENT AND REVOCATION

102.1 Any Director may appoint (i) any other Director, or (ii) any other person who is approved by the Board of Directors as hereinafter provided to be his alternate; and, every such alternate shall (subject to his giving to the Company either an address within the United Kingdom or an address (which shall include any number or address) for the purpose of Electronic Communications at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a member, and in the absence from the Board of the Director appointing him, to attend and vote at meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the Office or at a meeting of the Directors or at some other address specified for the purpose of Electronic Communications. Provided always that no appointment of a person other than a Director shall be operative unless and until the approval of the Board of Directors by a majority consisting of two-thirds of the whole Board shall have been given. A Director may at any time revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid where requisite appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided always that if any Director retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate Director shall cease and determine on the happening of any event which, if he was a Director, would render him legally disqualified from acting as a Director or if he has a receiving order made against him or if he compounds with his creditors generally or if he becomes of unsound mind. An alternate Director need not hold a share qualification and shall not be counted in reckoning the maximum number of Directors allowed by the Articles of Association for the time being. A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director for whom he acts as an alternate in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum be present. In this Article references to "in writing" and "written" shall include the use of Electronic Communications delivered to an address which has been specified by the Directors for the purpose of notifying appointments and removals of alternate Directors by means of Electronic Communications and subject to such terms and conditions, if any, as the Directors may decide.

103.      ALTERNATE TO BE RESPONSIBLE FOR HIS OWN ACTS, ETC. REMUNERATION OF
          ALTERNATE

          Every person acting as an alternative Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions to the same extent as if he was a Director. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

                        MANAGING AND EXECUTIVE DIRECTORS

104.      APPOINTMENT

          The Directors may from time to time appoint one or more of their body to be Managing Director or Joint Managing Directors of the Company or to hold such other Executive Office in relation to the management of the business of the Company as they may decide either for a fixed term or without any limitation as to the period for which he is or they are to hold such office, and may, from time to time (subject to the provisions of any service contract between him and the Company and without prejudice to any claim for damages he may have for breach of any such service contract), remove or dismiss him or them from such office and appoint another or others in his or their place or places. Without prejudice to any claim for damages such Director may have for beach of any service contract between him and the Company, his appointment shall be automatically determined if he ceases from any cause to be a Director.

105.      REMUNERATION

          The salary or remuneration of any Managing Director or any Executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, or may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed or for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

106.      POWERS

          The Directors may from time to time entrust to and confer upon a Managing Director or such Executive Director for the time being such of the powers exercisable under these Articles by the Directors, other than power to make calls or forfeit shares, as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they may think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                         POWERS AND DUTIES OF DIRECTORS

107.      DIRECTORS TO HAVE ENTIRE SUPERINTENDENCE AND CONTROL OF BUSINESS OF
          COMPANY

          The business of the Company shall be managed by the Directors who in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them may exercise all such powers, and do all such acts and things as may be exercised or done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to such directions (being not inconsistent with any regulations of these Articles or the provisions of the Act) as may be given by the Company in General Meeting by special resolution. Provided that no direction given by the Company in General Meeting shall invalidate any prior act of the Directors, which would have been valid if such direction had not been given, and the provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge the general powers hereby given.

108.      POWERS TO AWARD PENSIONS

          The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities or other retirement, superannuation, death or disability allowances or benefits (whether or not similar to the foregoing) to (or to any person in respect of) any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any body corporate which is or was a subsidiary undertaking or a parent undertaking of the Company or another subsidiary undertaking of a parent undertaking of the Company or otherwise associated with the Company or any such body corporate, or a predecessor in business of the Company or any such body corporate, and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director or former Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such trust, fund or scheme or otherwise).

109.      INSURANCE

          Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together "Group Companies") or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees' share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

110.      DIRECTORS' INTERESTS

110.1 Subject to the provisions of the Statutes, a Director may hold any other office or place of profit under the Company except that of Auditor in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either in regard to any such other office or place of profit or as vendor, purchaser or otherwise. No contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit or other benefit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established but the nature of his interest shall be disclosed by him in accordance with the provisions of the Statutes.

110.2 Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

110.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

          (a) the giving of any guarantee, security or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertaking;

          (b) the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

          (c) any proposal concerning an offer of share or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

          (d) any contract, arrangement, transaction or other proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such body corporate (or of a third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

          (e) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which either relates to both employees and Directors of the Company or has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes and does not accord to any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

          (f) any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time Executive Directors of the Company and/or any subsidiary undertaking to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees; and

          (g) any contract, arrangement, transaction or other proposal concerning the effecting, taking out or maintenance of any, or the variation of any terms relating to any policies of insurance against any liability (as referred to in section 310(1) of the Act) of any Director, Auditor or other officer of the Company or any subsidiary undertaking of the Company as defined in section 736 of the Act.

               (i) A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing and varying the terms of his appointment or the termination hereof.

               (ii) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned if not debarred from voting under Article 110.3(d) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

              (iii) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question if not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fully disclosed.

               (iv) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

               (v) For the purpose of this Article an interest of a person who is for the purpose of the Act connected with a Director shall be treated as an interest of the Director and in relation to an alternate an interest of his appointor shall be treated as an interest of the alternate.

111.      EXERCISE OF VOTING POWERS

          The Directors may exercise or procure the exercise of the voting power conferred by the shares in any other body corporate held or owned by the Company or any power of appointment in relation to any other body corporate, and may exercise any voting rights or power of appointment to which they are entitled as directors of such other body corporate, in such manner in all respects as they shall in their absolute discretion think fit, including the exercise thereof in favour any resolution of appointing themselves or any of them as directors or other officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

112.      DIRECTORS MAY JOIN BOARD OF OTHER COMPANIES

          A Director of the Company may continue to be or become a Director or other officer, servant or member of any company promoted by the Company or in which it may be interested as a vendor, shareholder, or otherwise, and no such Director shall be accountable for any remuneration or other benefits derived as director or other officer, servant or member of such company.

113.      OVERSEAS BRANCH REGISTER

          The Directors may exercise the powers conferred upon the Company by section 362 of the Act with regard to the keeping of an Overseas Branch Register and the Directors may (subject to the provisions of that section) make and vary such regulations as they may think fit respecting the keeping of any such register.

114.      INFORMATION RE "CLOSE COMPANIES"

          The Directors may at any time require any corporate Member to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not such Member is one to which
          Section 428 of or Schedule 19 to the Income and Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof for the time being in force) applied.

                                    PRESIDENT

115.      PRESIDENT

          The Directors may from time to time appoint a President of the Company (who need not be a Director of the Company) and may determine his duties and remuneration and the period for which he is to hold office.

                                LOCAL MANAGEMENT

116.      LOCAL MANAGEMENT

          The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether at home or abroad, in such manner as they think fit, and the provisions contained in the three next following sub-clauses shall be without prejudice to the general powers conferred by this Article.

117.      LOCAL BOARD DELEGATION

          The Directors from time to time, and at any time, may establish any Local Board or agencies for managing any of the affairs of the Company in any such specified locality, and may appoint any persons to be Members of such Local Board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors, other than the power of making Calls, and may authorise the Members for the time being of any such Local Board, or any of them, to fill up the vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

118.      POWERS OF ATTORNEY

          The Directors may at any time and from time to time by power of attorney under the Seal of the Company, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents), and for such period and subject to such conditions as the Directors may from time to time think fit; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit.

119.      SUB-DELEGATION

          Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

                                BORROWING POWERS

120.      POWER TO RAISE MONEY

120.1 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital, or any part thereof, and to issue debentures. The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount at any one time owing by the Group (being the Company and its subsidiary undertakings for the time being) and for the time being owing to persons outside the Group shall not at any time, without previous sanction of the Company in General Meeting exceed a sum equal to three times the aggregate of:

          (a) the nominal capital of the Company for the time being issued and paid up; and

          (b) the amounts standing to the credit of the consolidated reserves of the Group whether distributable or undistributable and including (without limitation) share premium amount, capital redemption reserve and profit and loss account;

               all as shown in a consolidation of the then latest audited consolidated balance sheet of the Group but after:

               (i) making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital the share premium account and the capital redemption reserve fund of the Company or merger reserve since the date of its latest audited consolidated balance sheet and so that for this purpose if any issue or proposed issue of shares for cash or otherwise has been underwritten or otherwise agreed to be subscribed (for cash or otherwise) then, at any time when the underwriting of such shares or other agreement as aforesaid shall be unconditional, such shares shall be deemed to have been issued and the amount (including any premium) payable (or which would be credited as payable) in respect thereof (not being monies payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent that the underwriters or other persons are liable therefore;

               (ii) excluding therefrom (i) any sums set aside for future taxation; (ii) amounts attributable to outside Shareholders in subsidiary undertakings and adding back an amount equal to amounts charged in respect of any deferred tax liabilities and any deficit relating to pensions and other post retirement/employment benefits any asset or liability which has been re-valued under the provisions of IAS 32, 39 40 or 41 or the corresponding UK standard, whether charged to profit and loss account or to fair value reserve (in each case) substituting the relevant amounts that would have been recognised had the accounts been prepared in accordance with the relevant accounting standards applicable to the Group's accounts for the year ended 31 March 2005 under UK generally accepted accounting principles insofar as they relate to the matters dealt with by IAS 32 and IAS 39 40, 41; and deducting from reserves amounts credited in respect of any deferred tax assets and any surpluses relating to pensions and other post retirement/employment benefits or any asset or liability which has been re-valued under the provisions of IAS 32, 39 40 or 41 or the corresponding UK standard, whether included in profit and loss account or in the fair value reserve (in each case) substituting the relevant amounts that would have been recognised had the accounts been prepared in accordance with the relevant accounting standards applicable to the Group's accounts for the year ended 31 March 2005 under UK generally accepted accounting principles insofar as they relate to the matters dealt with by IAS 32 and IAS 39 40, 41;

              (iii) deducting therefrom (i) an amount equal to any distribution by the Company or any subsidiary undertaking out of profits earned prior to the date of its latest audited balance sheet and which have been declared, recommended or made since that date except so far as provided for in such balance sheet,
                    (ii) goodwill and other intangible assets and (iii) any debit balances on profit and loss account; and

               (iv) making such adjustments (if any) as the Auditors may
                    consider appropriate.

120.2 For the purposes of this Article, moneys borrowed shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final redemption or repayment):

          (a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest whereof is not for the time being owned by any of the Group or any body whether corporate or unincorporate and the payment or repayment whereof is the subject of a guarantee or indemnity in any of the Group;

          (b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of the Group other than acceptances relating to the purchase of goods in the ordinary course of trading and outstanding for not more than 90 days;

          (c) the principal amount for the time being owing (other than to a member of the Group) in respect of any loan capital, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

          (d) the principal amount of preference share capital of any subsidiary undertaking of the Company owned otherwise than by other members of the Group; and

          (e) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing,

          but shall be deemed not to include:

          (a) borrowings for the purposes of repaying the whole or any part (with or without premium) of borrowings by any member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

          (b) borrowings for the purpose of financing any contract in respect of which any part of the price receivable by any of the Group is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade or by any other Governmental department fulfilling a similar function, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured; and

          (c) the proportion of the excess outside borrowing of a partly owned subsidiary undertaking which corresponds to the proportion of its equity share capital which is not directly or indirectly attributable to the Company and so that, for this purpose, the expression "excess outside borrowing" shall mean so much of the monies borrowed by such partly owned subsidiary undertaking otherwise than from members of the Group as exceeds the monies borrowed (if any) from and owing to it by other members of the Group.

          When the aggregate amount of monies borrowed required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such monies denominated or repayable (or repayable at the option of any person other than the Company or any subsidiary undertaking) in a currency other than sterling shall be translated, for the purpose of calculating the sterling equivalent, at the rate(s) of exchange prevailing on that day in London, or on the last business day six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange prevailing shall be taken as the spot rate in London quoted at or about 11.00 a.m. on the day in question by a London clearing bank, approved by the Directors, as being the rate for the purchase by the Company of the currency and amount in question for sterling).

120.3 A Report by the Auditors as to the aggregate amount which may at any one time in accordance with the provisions of Article 120.1 be owing by the Company and its subsidiaries without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company.

120.4 When the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

          (a) at the rate of exchange prevailing on that day in London provided that all but not some only of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business)

               or where the repayment of such moneys is expressly covered by a forward purchase contract

          (b)  at the rate of exchange specified therein

120.5 No debt incurred or security given in respect of moneys borrowed in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or would thereby be exceeded.

120.6 A certificate or report by the Auditors as to the amount of the limit in Article 120.1 or the aggregate amount of monies borrowed falling to be taken into account under Article 120.2 or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times or during any period shall be conclusive evidence of such amount or fact for the purposes of this Article.

120.7 No lender or other person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the said limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

120.8 In this Article "subsidiary undertaking" means a subsidiary undertaking of the Company which is required by the Statutes to be included in consolidated group accounts.

121.      MODE OF BORROWING

121.1 The Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures, or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures, or securities, to exchange the same for shares in the Company of any class authorised to be issued.

121.2 Subject as aforesaid the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security, and the Directors may confer upon any mortgagees or persons in whom any debenture or security is vested, such rights and powers as they think necessary or expedient; and they may vest any property of the Company in trustees for the purpose of securing any moneys borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture holder such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making, receiving, or enforcing of Calls upon the Members in respect of unpaid capital, and otherwise, and make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

122.      SECURITY FOR PAYMENT OF MONEYS

          The Directors may give security for the payment of any moneys payable by the Company in like manner as for the payment of moneys borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as part of the money borrowed.

123.      REGISTER OF CHARGES TO BE KEPT

          The Directors shall keep a Register of Charges in accordance with the Act and the fee to be paid by any person other than a creditor or Member of the Company for each inspection of the Register of Charges to be kept under the Act shall be the sum of 5p.

                          DISQUALIFICATION OF DIRECTORS

124.      OFFICE OF DIRECTOR TO BE VACATED

124.1     The office of a Director shall be vacated:

          (a)  IF HE RESIGNS

               If not being a Managing Director or Executive Director holding office as such for a fixed period he delivers to the Board or to the Secretary a notice of his resignation of his office of Director;

          (b)  CEASES TO BE A DIRECTOR

               If he ceases to be a Director by virtue of any provision of the Act or becomes prohibited by law from being a Director;

          (c)  BECOMES BANKRUPT

               If he becomes bankrupt, or compounds with his creditors generally;

          (d)  SUFFERS MENTAL DISORDER

               If an Order is made by any Court of competent jurisdiction on the ground of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to this affairs; or

          (e)  FAILS TO ATTEND MEETINGS

               If not having leave of absence from the Directors he or his alternate (if any) fail to attend the meetings of the Directors for six successive months unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient and the Directors resolve that his office be vacated

                RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS

125.      ROTATION AND RETIREMENT OF DIRECTORS

          Each Director shall retire from office at the third annual general meeting after the annual general meeting at which he was last elected. A retiring Director shall be eligible for re-election. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

126.      MEETING TO FILL UP VACANCIES

          The Company at any General Meeting at which any Directors retire in manner aforesaid, may subject to any resolution reducing the number of Directors, fill up the vacated offices by electing a like number of persons to be Directors and may fill up and other vacancies.

127.      APPOINTMENT OF DIRECTORS TO BE VOTED UPON INDIVIDUALLY

127.1 A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has been first agreed to at the meeting without any vote being given against it.

127.2 No person except a retiring Director shall be elected a Director (unless recommended by the Directors for election) unless notice in writing shall be sent to the Secretary not more than 42 days and not less than seven days before the day of the meeting at which the election is to take place, signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting stating the name and address of the person who offers himself or is proposed as a candidate, together with a notice in writing signed by such person of his willingness to be elected.

128.      POWER TO GENERAL MEETING TO INCREASE OR REDUCE THE NUMBER OF DIRECTORS

          The Company in General Meeting may from time to time by Ordinary Resolution increase or reduce the number of Directors and may by Ordinary Resolution appoint any person to be Director either to fill a casual vacancy or as an additional Director.

129.      POWER TO REMOVE DIRECTOR BY ORDINARY RESOLUTION

          The Company may by Ordinary Resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his terms of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

130.      POWER TO APPOINT DIRECTOR IN PLACE OF ONE REMOVED

          The Company may by Ordinary Resolution appoint another person in place of the Director removed pursuant to the provisions of the Act or by Ordinary Resolution pursuant to Article 127, and the person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed, but this provision shall not prevent him from being eligible for re-election.

131.      NO DIRECTOR TO RETIRE ON ACCOUNT OF AGE

          No person shall be or become incapable of being appointed or re-elected a Director by reason of his having attained the age of 70 or any other age, nor shall any special notice be required in connection with the appointment, the approval of the appointment or re-election of such person and no Director shall vacate his office at any time by reason of the fact that he has attained the age of 70 or any other age.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES

132.      MEETINGS OF DIRECTORS

          The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. One Director may, and the Secretary shall at the request of a Director, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of the Directors to a Director who is not within the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retrospective.

133.      NOTICE OF BOARD MEETINGS

          Notice of Board Meetings shall be given to all Directors and shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board Meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom. In this Article references to "in writing" include the use of Electronic Communications delivered to an address which has been specified by a Director for the purpose of his receiving notices of board meetings by means of Electronic Communications and subject to such terms and conditions, if any, as the Directors may decide.

134.      CHAIRMAN OF BOARD

          The Directors may elect a Chairman or Joint Chairman and one or more Deputy Chairman of their meetings (which may also be an Executive Office in relation to the management or the business of the Company) and determine the period for which he is or they are to hold office, but if no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present at the time appointed for holding the same, the Directors present shall choose some one of their number to be Chairman of such meeting.

135.      BOARD MAY ACT IF QUORUM PRESENT

135.1 A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

135.2 All or any of the Directors or of the members of any committee of the Directors may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

136.      RESOLUTION IN WRITING

          A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being shall be as valid and effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held, and may consist of two or more documents in the like form each signed by one or more of the Directors or members of such committee. Such a resolution in writing need not be signed by an alternate Director if it is signed by the Director who appointed him.

137.      DIRECTORS MAY APPOINT COMMITTEES

          The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the Directors, and subject thereto may regulate their proceedings in the same manner as the Directors do. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

138.     MINUTES OF PROCEEDINGS

138.1 The Directors shall cause minutes to be made of the following matters, namely:

          (a) of all appointments of officers and Committees made by the Directors, and of their salary or remuneration;

          (b) of the names of the Directors present at every meeting of the Board or of Committees of Directors, and all business transacted at such meetings; and

          (c) of all orders, resolutions and proceedings of all meetings of the Company of the holders of any class of shares in the Company and of the Directors and Committees of Directors.

138.2 It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in the minute book or other book kept for recording attendance. Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

139.      DEFECTIVE APPOINTMENT OF DIRECTORS NOT TO INVALIDATE THEIR ACTS

          All acts done by a meeting of the Directors, or of a Committee, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office be as valid as if every such person had been duly appointed, and were duly qualified and had continued to be a Director.

                                    SECRETARY

140.      SECRETARY

          The Secretary shall be appointed by the Directors for such a term, at such remuneration and upon such conditions as they think fit and any Secretary may be removed by them.

                 RESERVES, DIVIDENDS AND MISCELLANEOUS RESERVES

141.      RESERVES OUT OF PROFITS

          The Directors may before recommending any dividends whether preferential or otherwise carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for the meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as the Directors may think conducive to the objects of the Company or any of them and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which the profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

                          DIVIDENDS AND OTHER PAYMENTS

142.      DECLARATION OF DIVIDENDS

          Subject as hereinafter provided the Company in General Meeting may declare a dividend to be paid to the Members according to their respective rights and interests in the profits, but no larger dividend shall be declared than is recommended by the Directors.

143.      DIVIDENDS NOT TO BEAR INTEREST

          No dividend or other moneys payable by the Company shall bear interest as against the Company.

144.      POWER TO DECLARE A SCRIP DIVIDEND

          Subject to authority for the exercise of the powers contained in this Article having been conferred by Ordinary Resolution of the Company (which Ordinary Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the Annual General Meeting next following the date of the Meeting at which such Resolution is passed) and provided that an adequate number of unissued shares is available for the purpose, the Directors may, in respect of any dividend declared or to be declared and whether by the Directors or by the Company in General Meeting, determine and announce contemporaneously with or subsequent to any announcement of the dividend in question and any related information as to the Company's profits for such financial period or part thereof, that holders of shares to whom Article 151 does not apply, will be entitled, subject (save for holders to whom Article 150 applies or who have no registered or other address in the United Kingdom) in the case of any holder of shares who has no registered or other address in the United Kingdom for the giving of notice, to any foreign enactment or regulation, to elect in lieu of such dividend (either wholly or in part as the Directors shall determine) to receive an allotment of additional shares credited as fully paid up. In any such case the following shall apply:

          (a) the basis of allotment shall be determined by the Directors so that as nearly as may be considered convenient the value of the additional shares (including any fractional entitlement) to be allotted in lieu of any dividend shall equal the amount of the dividend. The value of the additional shares shall be the average of business done on The Unlisted Securities Market (as shown in the Financial Services Authority Daily Official List) or (if appropriate) the average of the middle market quotations on the Daily Official List of the Financial Services Authority in either case on each of the first five business days on which the relevant shares are dealt in or quoted ex the relevant dividend;

          (b) after determination of the basis of allotment the Directors shall give notice in writing to the holders of shares of the right of election offered to them and shall send with or following such notice forms of election which specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

          (c) the dividend (or that part of the dividend in respect of which an election to receive additional shares shall be effective) shall not be payable on shares in respect whereof the election to receive additional shares shall be effective (the "elected shares") and in lieu thereof additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise out of the sums standing to the credit of any reserve of the Company (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holder of the elected shares on such basis. The additional shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue save only as regards participation in the relevant dividend (or share election in lieu);

          (d) the Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fraction, including any provision whereby in whole or in part fractional entitlements are disregarded or rounded up or down or the benefit of fractional entitlements accrue to the Company rather than to the holders of the elected shares;

          (e) the Directors may authorise any person on behalf of all members interested to enter into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned; and

          (f) the provisions of these Articles shall take effect subject to the provision of this Article and shall be construed as one with this Article.

145.      DIVIDENDS: HOW PAYABLE

          Subject to the Statutes, and rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of Calls shall be treated for the purpose of this Article as paid up on the share. Subject as aforesaid all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid: but if any share carries any particular rights as to dividend such share shall rank for dividend accordingly.

146.      DIVIDENDS TO JOINT HOLDERS

          In case several persons are registered as joint holders of any share any one of such persons may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

147.      INTERIM DIVIDENDS

          The Directors may from time to time declare and pay an interim dividend to the Members.

148.      DIVIDENDS PAYABLE

          No dividend or interim dividend shall be payable except in accordance with the provisions of the Act. If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

149.      UNCLAIMED DIVIDENDS

          All dividends, interest or other sums payable unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years after having been declared shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

150.      TO WHOM DIVIDENDS BELONG

          Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the person registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend.

151.      CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS

          The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all such sums as may be due from him to the Company on account of Calls or otherwise in relation to such shares of the Company.

152.      WAIVER

          The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company

153.      METHOD OF PAYMENT

153.1 The Company may pay any dividend interest other sum payable in cash or by direct debit, bank or other funds transfer system (subject always, in respect of shares in uncertificated form, to the facilities and requirements of the relevant system concerned, where payment is to be made by means of such system), cheque, dividend warrant or money order and may render the same by post to the Members or persons entitled thereto, and in the case of joint holders or of two or more persons entitled thereto, to the registered address of the person whose name stands first in the Register, or to such person and to such address as the holder or joint holders or person or persons may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order nor for any loss in the course of any such transfer or where it has acted on any such directions. Every such cheque, warrant or order shall be made payable to, or to the order of, the person to whom it is sent, or to, or to the order of, such person as the holder or joint holders or person or persons entitled may in writing direct, and the payment of such cheques, warrant or order or the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank or other funds transfer or, in respect of shares in uncertificated form, the making of payment by means of the relevant system concerned, shall be a good discharge to the Company. Any one of two or more joint holders of any share, or any one of two or more persons entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, may give effectual receipts for any dividends or other monies payable or property distributable on or in respect of the share.

153.2 All dividends and other distributions shall be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at such other time and/or date as the Company by ordinary resolution or the Directors may determine.

154.      PAYMENT OF DIVIDENDS IN SPECIE

          Any General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company, and the Directors shall give effect to any such direction provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments may be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all parties, and may vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors.

                            CAPITALISATION OF PROFITS

155.      CAPITALISATION OF PROFITS, ETC

155.1     The Directors may with the authority of an Ordinary Resolution of the
          Company:

          (a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or, any sum standing to the credit of the Company's share premium account or capital redemption reserve funds;

          (b) appropriate the profits or sum resolved to be capitalised to the Members in proportion to the nominal amount of Ordinary Shares (whether or not fully paid) held by them respectively (including for this purpose, any shares in the Company held as treasury shares, as if the restriction on payment of dividends in the Statutes did not apply), and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such Members, or as they may direct, in the proportion aforesaid, or partly in one way and partly in the other: provided that the share premium account and the capital redemption reserve fund and any such profits which are not available for distribution may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members credited as fully paid; and provided that in the case where any such is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves and would not be reduced below that aggregate by the payment thereof as shown in the latest audited accounts of the Company or such other accounts as may be relevant;

          (c) resolve that any shares allotted under this Article to any Member in respect of a holding by him of any partly paid Ordinary Shares shall so long as such Ordinary Shares remain partly paid rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

          (d) make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this Article in fractions;

          (e) authorise any person to enter on behalf of all the Members concerned into any agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalisation (any agreement made under such authority being thereupon effective and binding on all such Members); and

          (f) generally do all acts and things required to give effect to such resolution as aforesaid.

                                  RECORD DATES

156.      RECORD DATES

          Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

                                    ACCOUNTS

157.      ACCOUNTING RECORDS TO BE KEPT

          The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

158.      LOCATION OF ACCOUNTING RECORDS

          The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit.

159.      INSPECTION OF ACCOUNTING RECORDS

          The accounting records shall always be open to the inspection of the officers of the Company.

160.      INSPECTION OF ACCOUNTS AND BOOKS AND REGISTER OF MEMBERS

          The Directors shall from time to time determine whether and to what extent and at what time and places, and under what conditions or regulations the accounting records of the Company, or any of them, shall be open to the inspection of the Members, and no Member shall have any right of inspecting any accounting record or other document of the Company, except as conferred by statute or authorised by the Directors or by the Company in General Meeting. The Register shall be open for inspection by any Member or other person entitled to inspect the same, and any person other than a Member inspecting the same shall pay a fee of 5p.

161.      COPY TO BE SENT TO MEMBERS

161.1 A printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in General Meeting, together with copies of the Directors' and the Auditors' reports shall not less than 21 clear days before the date of the meeting be sent to every Member (whether he is or is not entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether he is or is not so entitled) and the Auditors and all other persons being persons so entitled, and the requisite number of copies of these documents shall at the same time be forwarded to the appropriate department of The Stock Exchange.

161.2 Where permitted by the statutes, any document or copy referred to in this Article may be sent by using Electronic Communication.

                                      SEALS

162.      PROVISION FOR SEALS

          The Directors shall provide a Common Seal for the Company and shall have power from time to time to destroy the same and to substitute a new seal in lieu thereof.

163.      OFFICIAL SEAL

          The Directors may exercise the powers conferred on the Company by
          Section 40 of the Act with regard to having an Official Seal solely for sealing documents creating or evidencing securities of the Company. Any such documents to which such Official Seal is affixed need not be signed by any person.

164.      SAFE CUSTODY HOW AFFIXED

164.1 The Directors shall provide for the safe custody of every seal of the Company. The Common Seal shall never be affixed to any document except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf and the authority so granted may be of a general nature and need not apply only to specific documents or transactions. Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical or electronic means.

164.2 Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to be a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Directors may by resolution determine that such signatures or either of them shall be affixed by some method or system of mechanical or electronic means.

165.      OFFICIAL SEAL FOR USE ABROAD

          The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

                       BILLS, NOTES, CHEQUES AND RECEIPTS

166.      SIGNATURE OF NEGOTIABLE INSTRUMENTS

          The Directors may draw, make, accept, or endorse, or authorise any other person or persons to draw, make, accept, or endorse any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made or accepted shall be signed by such persons or person as the Directors may appoint for the purpose.

                                    AUDITORS

167.      APPOINTMENT OF AUDITORS

          Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

                                     NOTICES

168.      SERVICE OF NOTICE ON MEMBERS

          A notice or other document (including a share certificate) may be given by the Company to any Member either:

          (a)  personally; or

          (b) by sending it by post addressed to him at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company for the giving of notice to him; or

          (c) by sending it using Electronic Communication to an address for the time being notified for that purpose to the Company by that member in a manner specified by the Directors or as otherwise permitted by the Statutes.

169.      WHEN REGISTERED ADDRESS NOT IN THE UNITED KINGDOM

169.1 Members whose registered address shall not be in the United Kingdom, and who shall not have given to the Company an address for service of notices in the United Kingdom, shall not be entitled to receive any notices whatsoever, but the Directors may, if they think proper, serve any notice upon such Member in manner above mentioned.

169.2 Notwithstanding anything in these Articles to the contrary but subject to the Statutes, no Member shall be entitled to be sent any notice or other document from the Company by Electronic Communication unless the Directors are satisfied (for which purpose the Directors may require such evidence or confirmations, if any, as they shall in their discretion think fit) that the sending or receipt of any such notice or other document would not contravene any laws or regulation or any country in which the notice or other document is or could be deemed to be sent or received.

170.      EVIDENCE OF SERVICE

170.1 A notice or other document addressed to a Member at his registered address or address for service in the United Kingdom shall, if served by post, be deemed to have been served at the latest within 24 hours if prepaid as first class and at the latest 72 hours if prepaid as second class, after the same shall have been posted, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed and duly posted.

170.2 Where a notice or other document is sent by Electronic Communication, service of the notice or other document shall be deemed to be effected by sending it using Electronic Communication to an address for the time being notified to the Company for that purpose, and to have been effected at the latest within 24 hours after the time it was sent. In proving such service it shall be sufficient to prove that the notice or other document was sent in accordance with guidance from time to time issued by the Institute of Chartered Secretaries and Administrators.

171.      NOTICE TO JOINT HOLDERS

          All notices directed to be given to the Members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.

172.      NOTICE IN CASE OF DEATH

          Service of notice at the registered address or the address for service in the United Kingdom of any person whose name remains registered as the holder or joint holder of any share, shall notwithstanding the death of such person and whether or not the Company have notice of his decease be deemed to be sufficient notice to his executors or administrators, and to the survivor or survivors of the joint holders, and to all other persons entitled to such share.

173.      WHEN ALTERNATIVE TO NOTICE BY POST PERMITTED

          If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom or of means of Electronic Communication, the Company is unable in the opinion of the Directors effectively to convene a General Meeting by notices sent through the post, or (in the case of those Members in respect of whom an address has for the time being been notified to the Company, in a manner specified by the Directors, for the purpose of giving notices by Electronic Communication) by Electronic Communication, a General Meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all Members and other persons entitled thereto at noon on the day when the advertisement has appeared. In any such case the Company shall send confirmatory copies of the notice by post or (as the case may be) by Electronic Communication if at least seven days prior to the date of the Meeting the posting of notices to addresses throughout the United Kingdom again becomes in the opinion of the Directors practicable.

174.      OTHER NOTICES

          Any notice required to be given by the Company to the members or any of them and not provided for by or pursuant to the Articles or the Statutes shall be sufficiently given by an advertisement inserted once in two Daily Newspapers one published in London and the other in Birmingham.

175.      SERVICE OF NOTICE ON PERSONS ENTITLED BY TRANSMISSION

          A notice or other document may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law by sending it through the post in a prepaid letter, or by sending it using Electronic Communication as hereinafter mentioned, in each case addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, to (in the case of a notice or other document being sent through the post) the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled or (in the case of a notice or other document being sent by using Electronic Communication) to an address for the time being notified for that purpose by such persons to the Company, in a manner specified by the Company, by those persons or as otherwise permitted by the Statutes, or (until such an address has been so supplied or notified) by giving the notice or other document in any manner in which the same might have been given if the death or bankruptcy or other event had not occurred.

                            ELECTRONIC COMMUNICATION

176.      ELECTRONIC COMMUNICATION

          Notwithstanding anything in these Articles to the contrary, but subject to the Statutes:

          (a) any notice or other document to be given or sent to any person by the Company is also to be treated as given or sent where:

               (i) the Company and that person have agreed that any notice or other document required to be given or sent to that person may instead be accessed by him on a web site;

               (ii) the meeting (in the case of a notice of meeting) or other document (in any other case) is one to which that agreement applies;

              (iii) that person is notified, in a manner for the time being agreed between him and the Company, of the publication of the notice or (as the case may be) other document on a web site, the address of that web site and the place on that web site where the notice or (as the case may be) other document may be accessed and how it may be accessed; and

               (iv) in the case of a notice of meeting, such notice is published in accordance with Article 176(b) below and the notification referred to in (iii) above shall state that it concerns a notice of a company meeting served in accordance with the Act; shall specify the place, date and time of the meeting; and shall state whether the meeting is to be an annual or extraordinary meeting; and

               (v) in the case of a document referred to in section 238 of the Act, and in the case of a document comprising a summary financial statement referred to in section 251 of the Act, such document is published in accordance with Article 196(b) below;

               and, in the case of a notice of any notice or other document so treated, such notice or other document (as the case may be) is to be treated as so given, at the time of the notification in (iii) above; and

          (b)  where a notice of meeting or other document is required by
               Article 176(a)(iv) above to be published in accordance with this
               Article it shall be treated as so published only if:

               (i) in the case of a notice of meeting, the notice is published on the website throughout the period beginning with the giving of the notification referred to in Article 176(a)(iii) above and ending with the conclusion of the relevant meeting; and

               (ii) in the case of a document referred to in Article 176(a)(v)
                    above, the document is published on the website throughout the period beginning at least 21 days before the date of the relevant meeting and ending with the conclusion of the meeting and the notification referred to in Article 176(a)(iii) above is given not less than 21 days before the date of the meeting, but so that nothing in this Article shall invalidate the proceedings of the meeting where the notice or other document is published for a part, but not all, of the period mentioned in (a) or, as the case may be, (b) of this Article and the failure to publish the notice or other document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid; and

          (c) the Directors may from time to time make such arrangements or regulations and establish such procedures (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents by Electronic Communication by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to Electronic Communication; and such arrangements and regulations and procedures (as the case may be) shall have effect as if set out in this Article.

                              UNTRACED SHAREHOLDERS

177.      UNTRACED SHAREHOLDERS

          The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share or stock to which a person is entitled by transmission if and provided that:

          (a) for a period of 12 years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission provided that in any such period of 12 years the Company has paid at least three dividends whether interim or final and no such dividend has been claimed; and

          (b) the Company has at the expiration of the said period of 12 years by advertisement in both a leading London daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph 177(a) of this Article is located given notice of its intention to sell such share or stock; and

          (c) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

          (d) if the shares are admitted to the Official List of the Financial Services Authority or dealt in on the London Stock Exchange , the Company has first given notice to a Regulatory Information Service (as defined in the Financial Services Authority Listing Rules) of its intention to sell such shares or stock.

          (e) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share or stock. The transferee shall not be bound to see to the application of the purchase monies and the title The Company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

178.      POWER TO SELL FURTHER SHARES

          If, during any 12 year period or three month period referred to in Articles 177(a) and 177(b) of the preceding Article, further shares have been issued in respect of those held at the beginning of such 12 year period or of any subsequently issued during such periods and all the other requirements of such Article have been satisfied in respect of the further shares, the Company may also sell such further shares.

179.      AUTHORITY TO CEASE SENDING CHEQUES

          If either (i) on two consecutive occasions cheques, warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied; or (ii) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder; the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

                            DESTRUCTION OF DOCUMENTS

180.      DESTRUCTION OF DOCUMENTS

          The Company may destroy:

          (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

          (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address (which shall include, in relation to Electronic Communications, any number or address used for the purposes of such communications), at any time after the expiry of two years from the date such mandate variation cancellation or notification was recorded by the Company;

          (c) any instrument of transfer of shares (which phrase, together with references to documents, shall for the purpose of this Article include electronically generated or stored communications in relation to the transfer of uncertficated shares and any electronic or tangible copies of the same) which has been registered at any time after the expiry of six years from the date of registration; and

          (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

          (e) and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company Provided Always that:

               (i) the foregoing provisions of this Article should apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim (regardless of the parties thereto);

               (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled;

              (iii) references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

               (iv) references in this Article to the destruction of any
                    document include references to its disposal in any manner;

               (v) in relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.

                          DIVISION OF ASSETS IN SPECIE

181.      DIVISION IN SPECIE

          The liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of an Extraordinary Resolution, divide among the members in kind the whole or any part of the assets of the Company and whether not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purpose may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between Members or classes of Members but so that if any such division shall be otherwise than in accordance with the existing rights of the Members, every Member shall have the same right of dissent and other ancillary rights as if such resolution were a Special Resolution passed in accordance with Section 110 of the Insolvency Act 1986. The liquidator may, with the authority of an Extraordinary Resolution, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or other assets whereon there is any liability.


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

                            PROVISIONS FOR EMPLOYEES

182.      PROVISION FOR EMPLOYEES ON CESSATION OF TRANSFER OF BUSINESS

          The Company shall exercise the power conferred upon it by Section 719(1) of the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any only with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require the prior consent in writing of the holders of three-fourths in nominal value of the issued shares of each class or the prior sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of each class convened and held in accordance with the provisions of Article 96.

                             DISCLOSURE OF INTERESTS

183.      DISCLOSURE

183.1 If any member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under
          Section 212 of the Act and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a "direction notice") to such Member direct that, in respect of the shares in relation to which the default occurred and any other shares held at the date of the direction notice by the Member, or such of them as the Directors may determine from time to time (the "default shares" which expression shall include any further shares which are issued in respect of any default shares), the member shall not, nor shall any transferee to which any of such shares are transferred other than pursuant to a permitted transfer or pursuant to Article 180.2(c) below, be entitled to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company, or to be reckoned in a quorum.

183.2 Where the default shares represent at least 0.25 per cent. of the issued shares of the same class as the default shares (excluding any shares of that class held as treasury shares), then the direction notice may additionally direct:

          (a) that any dividend or any part thereof or other money which would otherwise be payable in respect of each of the default shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member and shall be payable (when the direction notice ceases to have effect) to the person who would but for the direction notice have been entitled to them; and/or

          (b) where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such default shares shall not be effective; and/or

          (c) no transfer of any of the default shares held by such Member shall be registered unless:

               (i) the Member is not himself in default as regards supplying the information required; and

               (ii) the transfer is of part only of the Member's holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are default shares.

183.3 Upon the giving of a direction notice its terms shall apply accordingly.

183.4 The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

183.5 Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and (unless the direction notice otherwise determines) for a period of one week thereafter but shall cease to have effect in relation to any default shares which are transferred by such Member by means of an approved transfer or in accordance with
          Article 180.2(c) above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the absolute discretion of the Directors) at any time give notice to the Member cancelling, or suspending for a stated period the operation of, a direction notice in whole or in part.

183.6     For the purpose of this Article:

          (a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and/or any other relevant
               Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

          (b) the prescribed period is 28 days from the date of service of the notice under the said Section 212 except that if the default shares represent at least 0.25 per cent. of the issued shares of that class, the prescribed period is 14 days from such date; and

          (c)  a transfer of shares is an approved transfer if, but only if:

               (i) it is a transfer of shares to an offeror or by way or in pursuance of acceptance of a take-over offer for a company (as defined in Section 428 of the Act; or

               (ii) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares(and for the purposes of this Article any associate (as that term is defined in section 435 of the Insolvency Act 1986) of the Member or of any other person appearing to the Directors to be interested in any of the default shares shall be deemed to be connected with the transferring Member); or

              (iii) the transfer results from a sale made on or through the
                    London Stock Exchange or any stock exchange outside the United Kingdom on which the Company's shares of the same class as the default shares are normally traded.

183.7 Nothing contained in this Article shall limit the power of the Directors under Section 216 of the Companies Act 1985.



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

                                    INDEMNITY

184.      INDEMNITY

          Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a Director or other officer of the Company excluding the Auditors shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution and/or discharge of the duties of his office and/or the exercise or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Act, in which relief is granted to him by the court.
















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